Exhibit 15
Acknowledgment of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of L3Harris Technologies, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the L3Harris Technologies, Inc. 2024 Equity Incentive Plan of our reports dated April 26, 2024, relating to the unaudited condensed consolidated interim financial statements of L3Harris Technologies, Inc. that are included in its Form 10-Q for the quarter ended April 26, 2024.

/s/ Ernst & Young LLP

Orlando, Florida
May 1, 2024